                               BOCA RESEARCH, INC.

                   EXHIBIT 11 - CALCULATION OF SHARES USED IN
                        DETERMINING NET INCOME PER SHARE
                                   (UNAUDITED)

                                 MARCH 31, 1998

                                                           THREE MONTHS ENDED
                                                             MARCH 31, 1998
                                                           ------------------

Shares outstanding at January 1, 1998 ..................       8,725,079
Shares issued January 1, 1997 in
  connection with the 1992 Employee
  Stock Purchase Plan ..................................          16,578
                                                               ---------
Weighted average shares outstanding ....................       8,741,657
                                                               =========



                                 MARCH 31, 1997

                                                           THREE MONTHS ENDED
                                                             MARCH 31, 1997
                                                           ------------------

Shares outstanding at January 1, 1997 ..................       8,678,883
Shares issued January 1, 1997 in
  connection with the 1992 Employee
  Stock Purchase Plan ..................................          12,178
Shares issued in connection with a
  non-qualified stock option plan ......................          17,908
                                                               ---------
Weighted average shares outstanding ....................       8,708,969
                                                               =========